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                                                                   EXHIBIT 10.1

                         SECOND SUPPLEMENTAL AGREEMENT


Second Supplemental Agreement dated as of the 15th day of January, 1995, to the Lease dated September 15, 1980, as previously amended by the First Supplemental Agreement dated January 31, 1983, by and between Nash Family Investment Properties, of Nashua, New Hampshire and Tamposi Family Investment Properties, of Nashua, New Hampshire (Lessor) and Circuit Image Industries, Inc. of 21 Flagstone Drive, Hudson, New Hampshire (CIII).

The Lessor acknowledges and agrees that Hadco Corporation, a Massachusetts corporation with an office and place of business at 12A Manor Parkway, Salem, New Hampshire, is the Lessee under the above-described Lease, as assignee of CIII.

Whereas, the Lessor and Lessee desire to further amend the Lease, effective as of January 1, 1995, as follows:

        1. The Lessor and Lessee agree to terminate the present renewal term of the Lease effective midnight December 31, 1994, and to begin a new three (3) year renewal term at 12:01 a.m. on January 1, 1995.

        2. The Lessor and Lessee acknowledge that the annual base rent which has been paid during the present renewal term is Ninety Eight Thousand Four Hundred Ninety Dollars and Eighty-four cents ($98,490.84), and the monthly base rent which has been paid during the present renewal term is Eight Thousand Two Hundred Seven Dollars and Fifty-seven cents ($8,207.57). The parties agree that base rent shall be adjusted effective January 1, 1995, pursuant to the provisions of Section 27 of the Lease based on the difference between the CPI as of December 1990 and the CPI as of December 1994.

        3. There shall be one more option to renew the Lease for an additional three (3) year term. Any exercise of the option to renew, and the base rent upon any such exercise, shall be governed by Sections 25 and 27, respectively, of the Lease, based on the difference between the CPI as of December 1994 and the CPI as of December 1997.

        4. Except as specifically set forth herein, all provisions of the Lease and the First Supplemental Agreement are hereby ratified and confirmed and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Agreement to be executed as of the date first above written.

                                          Nash Family Investment Properties

/s/ BARBARA J. BECKMAN                    /s/ Q. PETER NASH
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Witness                                   Q. Peter Nash, Managing Partner


                                          Ballinger Properties L.L.C.
                                          (Successor of Tamposi Family
                                           Investment Properties)


/s/ JEANINE SUDAL                         /s/ SAMUEL A. TAMPOSI, JR. Manager
- -----------------------------             ----------------------------------
Witness                                   Samuel A. Tamposi, Jr., Manager


                                          Hadco Corporation

/s/ CHARLES G. HALL                       By: /s/ DON TORRISI
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Witness                                   Its            , duly authorized

0471S





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